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                                                                      Exhibit 11

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT ("Agreement"), dated as of November 26, 1996, by and between National City Bank as Trustee for the Trust created under the Agreement dated December 15, 1976 for the benefit of the grandchildren of Frank
E. Taplin (the "Taplin Trust"), and National City Bank, Trustee under the Agreement, dated July 12, 1967, as supplemented, amended and restated, with Clara T. Rankin, creating a trust for the benefit of such individual (the "Rankin Trust").

                              W I T N E S S E T H:

         WHEREAS, the Taplin Trust is the beneficial owner of 30,000 shares (the "Class B Shares") of Class B Common Stock, par value $1.00 per share ("Class B Common"), of NACCO Industries, Inc., a Delaware corporation ("NACCO"); and

         WHEREAS, the Rankin Trust is the beneficial owner of 30,000 shares (the "Class A Shares") of Class A Common Stock, par value $1.00 per share, of NACCO; and

         WHEREAS, the Class B Shares are subject to restrictions on transfer pursuant to NACCO's Certificate of Incorporation and that certain Stockholders' Agreement ("Stockholders' Agreement"), dated as of March 15, 1990, between NACCO, Key Bank as depository ("Depository") and certain holders of Class B Common; and

         WHEREAS, the Taplin Trust wishes to exchange the Class B Shares for the Class A Shares owned by the Rankin Trust; and

         WHEREAS, the Rankin Trust wishes to exchange the Class A Shares for the Class B Shares owned by the Taplin Trust;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto, upon the terms set forth herein, hereby agree as follows:

                  1. EXCHANGE. Upon the terms set forth herein, the Taplin Trust hereby conveys the Class B Shares to the Rankin Trust, and the Rankin Trust hereby conveys the Class A Shares to the Taplin Trust, in each case, free of any adverse claim, other than the restrictions on transfer on the Class B Shares referenced in Section 3. The Taplin Trust hereby delivers to the Rankin Trust certificates representing the Class B Shares which are duly endorsed, or accompanied by stock powers duly endorsed, by the Taplin Trust for transfer, or other evidence of transfer, together with such documentation as the Rankin Trust or the Depository may require to confirm that the transfer is permitted by
         Section 2.1 of the Stockholders' Agreement. The Rankin Trust hereby delivers to the Taplin Trust certificates representing the Class A Shares which are duly endorsed, or accompanied by stock powers duly endorsed, by the Rankin Trust for transfer, or other evidence of transfer, together with such documentation as the Taplin Trust may require.

                  2. CONSIDERATION. The value of the Class A Shares shall be deemed to be equal to the value of the Class B Shares. Accordingly, the exchange of the Class A Shares for the Class B Shares, together with the representations of the parties hereunder, shall constitute full and adequate consideration for the transactions contemplated hereby.





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                  3. REPRESENTATIONS BY THE TAPLIN TRUST. The Taplin Trust
         represents to the Rankin Trust that (a) the Taplin Trust has good, valid and marketable title to the Class B Shares, free and clear of all adverse claims, except for the restrictions on transfer set forth in NACCO's Certificate of Incorporation and in the Stockholders' Agreement, and (b) the Taplin Trust has full power and authority to executed and deliver this Agreement and to consummate the transactions contemplated hereby. The foregoing representations shall survive indefinitely. The Taplin Trust hereby indemnifies and agrees to hold the Rankin Trust harmless from and against any and all liabilities resulting from or arising out of any breach of the foregoing representations.

                  4. REPRESENTATIONS BY THE RANKIN TRUST. The Rankin Trust represents to the Taplin Trust that (a) the Rankin Trust has good, valid and marketable title to the Class A Shares, free and clear of all adverse claims, and (b) the Rankin Trust has full power and authority to executed and deliver this Agreement and to consummate the transactions contemplated hereby. The foregoing representations shall survive indefinitely. The Rankin Trust hereby indemnifies and agrees to hold the Taplin Trust harmless from and against any and all liabilities resulting from or arising out of any breach of the foregoing representations.

         IN WITNESS WHEREOF, the Taplin Trust and the Rankin Trust have duly executed this Agreement as of the date first above written.

                                   "The Taplin Trust"

                                   NATIONAL CITY BANK, TRUSTEE FOR THE
                                   TRUST CREATED UNDER THE AGREEMENT
                                   DATED DECEMBER 15, 1976 FOR THE BENEFIT OF
                                   THE GRANDCHILDREN OF FRANK E. TAPLIN


                                   By:    /s/ Leigh H. Carter
                                      ------------------------------------------
                                            Leigh H. Carter
                                            Vice President Trust Administration


                                   "The Rankin Trust"

                                   NATIONAL CITY BANK, TRUSTEE UNDER THE
                                   AGREEMENT, DATED JULY 12, 1967, AS
                                   SUPPLEMENTED, AMENDED AND RESTATED
                                   WITH CLARA T. RANKIN, CREATING A TRUST
                                   FOR THE BENEFIT OF SUCH INDIVIDUAL


                                   By:   /s/ Leigh H. Carter
                                      ------------------------------------------
                                            Leigh H. Carter
                                            Vice President Trust Administration